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                                                                 EXHIBIT 10.(u)

                              EMPLOYMENT AGREEMENT



         This employment agreement is made and entered into as of the 10th day of March, 1999 by and between Rankin Automotive Group, Inc. (the "Employer"), a Louisiana corporation, and Ali Attayi, a resident of the State of Texas (the "Employee").

                                  WITNESSETH:

1. Employment. The Employer hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

2. Term. Subject to the provisions of termination as hereinafter provided, the term of employment under this Agreement shall be for a five-year term beginning as of the date hereof, unless employment is terminated as otherwise provided in this Agreement.

3.       Compensation, Reimbursement, Etc.

(a.) The basic compensation to the Employee shall be payable in accordance with company policy, not less than bi-weekly, and shall, during the first three years of this Agreement, be based upon calendar year annual compensation of $295,000.00, and thereafter shall be determined pursuant to clause (h) below.

(b.) The compensation provided for in Section 3 (a) above shall be in addition to any pension or profit sharing payments set aside or allocated for the benefit of the Employee.

(c.) The Employee shall be entitled to such other benefits (e.g., health, life or disability insurance) as may be provided from time to time by the Employer to other management employees.

(d.)     The Employee shall be entitled to (3) weeks of paid vacation per year.

(e.) Employer shall reimburse all reasonable travel, entertainment and other out-of-pocket expenses incurred by the Employee in connection with the performance of his duties pursuant to this Agreement, consistent with the Employer's policies then in effect.

(f.) At the discretion of the Board of Directors of the Employer, the Employee will be from time to time be awarded a cash bonus or bonuses, or other incentive compensation, including stock options, for services rendered or other contributions made to the Employer during the Employment Term consistent with any such awards to other executive officers of Employer.




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(g.)     Simultaneously with the execution hereof, the Employer has Granted to the Employee an option to purchase 300,000 shares of Employer's common stock on the terms set forth in the Stock Option Agreement between the Employer and Employee of even date herewith.

(h.) Prior to December 31, 2001, Employer will engage an independent compensation consulting firm mutually acceptable to Employer and the Employee to make a recommendation to Employer's Board of Directors (or the Compensation Committee thereof) regarding the compensation and benefits to be payable to Employee during the fourth and fifth years of this Agreement, such compensation and benefits to be competitive with compensation and benefits payable to similarly situated executives in comparable companies. Employee's compensation and benefits for the fourth and fifth years of this Agreement shall be determined by the Employer's Board of Directors (or Compensation Committee) in light of the recommendation of such consulting firm but in no event shall the aggregate amount thereof be less than 90% of the aggregate amount recommended by such consulting firm or 115% of the aggregate amount of Employee's compensation and benefits during the third year of this Agreement.

(i.) The Employer will provide to Employee during the term of this Agreement in accordance with Company policy an automobile suitable to Employee's position with the Company and will reimburse Employee for the insurance, gasoline, maintenance and other reasonable expenses associated therewith. Initially, the Company will provide the Employee with a 1998 Yukon GMC.

4.       Duties.

(a.) The Employee shall serve as the President and Chief Operating Officer of Employer and shall have such duties as may from time to time be reasonably assigned to him by the Board of Directors and the Chief Executive Officer of the Employer and as are appropriate to the Employee's office.

(b.) The principal services for which the Employee is engaged are to manage the business of the Employer under the reasonable direction of the Board of Directors and the Chief Executive Officer of Employer.

5. Extent of Service. During the term of his employment under this Agreement, the Employee shall devote such time and efforts to the business of the Employer, as may be reasonably necessary in the normal course of business; provided, however, that the Employee may engage in personal investment activities and serve as a director of other corporation(s) so long as such activities do not interfere with the performance of his duties hereunder. The Employee shall not be required to perform his services hereunder outside of the Greater Houston, Texas Metropolitan area, except for services rendered on business trips on behalf of the Employer in the ordinary course of Employer's business.





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6.       Termination.

(a.) All rights of the Employee hereunder, shall terminate upon his death except that the Employer shall pay to the estate of the Employee such compensation and benefits, as would otherwise have been payable to the Employee up to the end of the month in which his death occurs and any benefits under any benefit plan or arrangement of Employer to which Employee's estate is otherwise entitled. The Employer shall have no additional financial obligation under this Agreement to the Employee or his estate.

(b.) All rights of the Employee hereunder, shall terminate upon his retirement except that the Employer shall pay to the Employee such compensation and benefits, as would otherwise have been payable to the Employee up to the end of the month in which his retirement occurs and any benefits under any benefit plan or arrangement of Employer to which Employee's estate is otherwise entitled. The Employer shall have no additional financial obligation under this Agreement to the Employee.

(c.) All rights of the Employee hereunder shall terminate upon his disability, except that the Employer shall pay to the Employee such compensation and benefits as would otherwise have been payable to the Employee up to the end of the month in which such disability occurs and any benefits under any benefit plan or arrangement of Employer to which employee is otherwise entitled. The Employer shall have no additional financial obligation under this Agreement to the Employee. For the purposes hereof, the Employee shall be deemed to be disabled if the Employee (i) is considered disabled under any individual disability insurance plan maintained by the Employer for the benefit of the Employee at that time or under any group disability plan maintained by the Employer at that time or (ii) is unable for a period of 180 days out of any consecutive 360 day period to perform his duties under this Agreement.

(d.)     (i)      The Employer may  terminate  the  employment  of the  Employee hereunder. for "cause" by giving Employee thirty (30) days' written notice of the termination date, which notice shall set forth the facts and circumstances claimed to constitute
                  "cause" hereunder.

         (ii)     The term "good cause" as used in this Agreement shall mean
                  (i) any act or omission that constitutes a material breach by the Employee of his obligations or agreements under this Agreement (other than by reason of illness, injury or incapacity), (ii) the Employee's conviction of a felony or other crime involving moral turpitude, (iii) the Employee's engaging in willful misconduct or gross neglect with respect to the Employer's business that has had a material adverse effect on the Employer, (iv) the Employee's embezzlement or wrongful diversion of the Employer's funds, (v) employee's habitual absenteeism (other than by reason of illness, injury or incapacity) or (vi) Employee's dependence, as determined by a physician mutually acceptable to Employer and Employee, on alcohol or drugs. In the case of "cause"



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                  based on a material breach under clause (i) above, the
                  employee's employment shall not be terminated as of the proposed termination date if the Employee shall have corrected the problem prior to that date. If the employment of the Employee is terminated pursuant to clause (d), the Employer shall pay to the Employee any compensation and benefits earned but not paid to the Employee prior to such termination. Such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer hereunder, and the Employee shall be entitled to no further benefits under this Agreement, except as otherwise specifically provided in Section 3 of this Agreement.

(e.) The Employee may terminate his employment hereunder for "good reason" by giving the Employer 30 days' written notice of the termination date, which notice shall set forth the facts and circumstances claimed to constitute good reason hereunder. Upon any such termination, the Employer shall pay to the Employee such compensation and benefits as would otherwise have been payable to the Employee through the remaining term of this Agreement, or the equivalent of three year's compensation and benefits, whichever is less. For purposes hereof, "good reason" means the occurrence (without the Employee's written consent) of any of the following circumstances that shall not have been remedied prior to the termination date specified in the Employee's notice: (i) the assignment to the Employee of any duties that are materially inconsistent with the Employee's position as President of the Employer, (ii) any material breach of this Agreement by the Employer,(iii) the Employer's requiring the Employee to be based anywhere other than the Greater Houston Metropolitan area, except for required travel on the Employer's business; or (iv) the decision by Employer's Board of Directors to change Employer's business in such a manner as to result in no substantial portion of such business consisting of auto parts business.

(f.) Effect of Termination. Any termination of the Employee's employment shall not release either the Employee or the Employer from their respective obligations under this Agreement that are required to be performed subsequent to the date of such termination; provided, however, that if the Employee's employment is terminated by the Employee pursuant to Section 6(e) and Employer fails to promptly pay to Employee the compensation and benefits contemplated by such section, or by the Employer in breach of this Agreement and the Employer fails to promptly pay to Employee the compensation and benefits that would otherwise have been payable to Employee through the remaining term of the Agreement, the Employee shall be relieved from performing his obligations under, and shall no longer be subject to, Section 10 hereof or, to the extent it applies to the period after termination of Employee's employment hereunder, Section 9 hereof.

7.       Omitted.

8.       Disclosure.

(a.) The Employee agrees that he will fully disclose and disclose only to the Employer all ideas,



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         methods, plans, developments, improvements or patentable inventions, of any kind, developed or conceived by him which relate directly or indirectly to the business of the Employer during the term of this Agreement. The Employee also agrees that he will fully disclose, and disclose only to the Employer all ideas, methods, plans, developments, improvements or patentable inventions which relate directly or indirectly to the business of the Employer and which are developed or conceived by the Employee at any time during the term his employment by the Employer and for a period of twelve (12) months after the termination of his employment with the Employer. All disclosures are to be made promptly after conception of the idea, method, plan, development, improvement or invention. Nothing in this Section 8 shall be construed as requiring any communication to the Employer of the idea, method, plan, development, improvement or invention if lawfully protected by any other lawful prohibition against such communication.

(b.) Any idea, method, plan, development, improvement or invention which the Employee is obligated to disclose to the Employer under this Section 8 shall be the property of the Employer, regardless of whether it is disclosed by the Employee to the Employer. The Employee agrees that he will provide, at Employer's expense, any and all reasonable assistance to the Employer in making any patent applications or other applications for obtaining exclusive rights in, and will do all other things that may be reasonably necessary to vest in the Employer or its assigns such ideas, methods, plans, developments, improvements of inventions.

9.           Confidentiality

             The Employee agrees to keep in strict secrecy and confidence any and all information the Employee assimilates or to which he has access during his employment by the Employer other than any information that is in the public domain through no act or omission of the Employee or which Employee is authorized to disclose. The Employee agrees that both during and, with respect to information constituting trade secrets, after the term of this employment by the Employer, he will not, without prior written consent of the Employer, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization.

10.          Noncompetition and Nonsolicitation.

(a.) During the term of this Agreement, except as contemplated herein, and for a period of two (2) years after the termination of his employment with the Employer, if such termination occurs prior to the third anniversary hereof and for a period of one (1) year after termination of his employment if such termination occurs after the third anniversary hereof, the Employee shall not, directly or indirectly, within the State of Texas, or within any other state or foreign country in which the Employer maintains a branch office or conducts business, enter into, engage in, be employed by, or consult with any business in competition with the business of the Employer as it is then carried on; further, the





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             Employee shall not sell to, market, produce or otherwise deal with any customer of the Employer, TO THE EXTENT THAT ANY SUCH ACTIVITIES ARE IN COMPETITION WITH THE BUSINESS OF THE EMPLOYER. The restrictions of this Section 10 shall extend to any and all activities of the Employee, whether as an independent contractor, partner or joint venturer, or as an officer, director, stockholder, agent, employee or salesman for any person, firm, partnership, corporation or other entity, or otherwise. The restrictions of this Section 10 shall not be violated by the ownership of no more than 2% of the outstanding securities of any company whose stock is traded on a national securities exchange or is quoted in the Automated Quotation System of the National Association of Securities Dealers (NASDAQ). Solicitation or acceptance of orders outside of any prohibited territory as described above for shipment to, delivery in or service in any restricted territory shall also constitute engaging in business within the restricted territories in violation of this Section 10 to the extent such conduct is otherwise competitive with the business of Employer.

(b.) During his employment with the Employer, except as contemplated herein, and for a period of two (2) years after the termination of his employment with the Employer, if such termination occurs prior to the third anniversary hereof and for a period of one year after termination of his employment if such termination occurs after the third anniversary hereof, the Employee agrees he will refrain from and will not directly or indirectly, as independent contractor, employee, consultant, agent, partner, joint venturer, or otherwise solicit any of the employees of the Employer to terminate their employment.

(c.) The period of time during which the Employee is prohibited from engaging in certain business practices pursuant to Sections 10(a) or (b) shall be extended by any length of time during which the Employee is in breach of such covenants.

(d.) It is understood by and between the parties hereto that the Foregoing restrictive covenants set forth in Sections 10(a) through (c) are essential elements of this Agreement, and that, but for the agreement of the Employee to comply with such covenants, the Employer would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed as agreements independent of any other provision in this Agreement. Except as expressly provided in Section 7 hereof, the existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Employer of such covenants.

(e.) It is agreed by the Employer and Employee that if any portion of the covenants set forth in this Section 10 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this
             Section 10 to be invalid, unreasonable, arbitrary or against public



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             policy, a lesser time period or geographical area which is determined to be reasonable, nonarbitrary and not against public policy may be enforced against the Employee. The Employer and the Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

11. Specific Performance. The Employee agrees that damages at law will be an insufficient remedy to the Employer if the Employee violates the terms of Sections 8, 9, or 10 of this Agreement and that the Employer would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Employer shall be entitled, upon application to a court of competent jurisdiction to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Employer. If it is determined that such violation has occurred, the Employee agrees to pay to the Employer all costs and expenses incurred by the Employer relating to the enforcement of the terms of Sections 8, 9 or 10 of this Agreement, including reasonable fees and disbursements of counsel (both at trial and in appellate proceedings).

12. Compliance with other Agreements. The Employee represents and warrants that the execution of this Agreement and performance of the obligations hereunder will not conflict with, result in the breach of any provisions of or the termination of or constitute a default under any Agreement to which the Employee is a party or by which the Employee is or may be bound.

13. Waiver of Breach. The waiver by the Employer of a breach of any of the provisions of this Agreement by the Employee shall not be construed as a waiver of any subsequent breach by the Employee.

14. Binding Effect; Assignment. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and of the Employer. This Agreement is a personal employment contract and the rights, obligations and interests of the Employee and Employer hereunder may not be sold, assigned, transferred, pledged or hypothecated.

15. Entire Agreement. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing signed by each of the parties hereto.

16. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

17. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.




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18.          Notices. Any notice required or permitted to be given under this
             Agreement shall be sufficient if in writing and if sent by certified or registered mail, first class, return receipt requested, to the parties at the following addresses:

                To the Employer:               Rankin Automotive Group, Inc.
                                               3709 S.MacArthur Drive
                                               Alexandria, LA 71302
                                               Attention:  Randall B. Rankin
                                               Facsimile No. 318-443-9952


                If to Employee:                Ali Attayi
                                               2 Lakeview Place
                                               Houston, Texas 77070
                                               Facsimile No. 281-379-6262


             In witness whereof the parties hereto have executed this

Agreement as of the year and date set forth above.


                                         EMPLOYER:

                                         RANKIN AUTOMOTIVE GROUP, INC.
ATTEST:


BY:/s/ Nancy Grant                       /s/ Randall B. Rankin
   --------------------------            -------------------------------------
   Nancy Grant, Secretary                    Randall B. Rankin, CEO



Witnesses as to Employee:                EMPLOYEE:



/s/Diana M. Hudson                       Ali A. Attayi
-----------------------------            --------------------------------------
                                         Ali Attayi



/s/ K.S. Nagesh
-----------------------------